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                                                                  EXHIBIT 10.31

                     TERMS AND CONDITIONS OF CREDIT FACILITY



1.   OPERATING CREDIT FACILITY


     1.1  AMOUNT AND PURPOSE

          The Bank, subject to the terms and conditions hereof, agrees to make available to the Borrower an operating credit facility of 30 000 000,00$, in Canadian Dollars or its equivalent in American Dollars, to finance the Borrower's operating requirements, which operating credit replaces any operating credit previously granted by the Bank in favour of the Borrower.


     1.2  TERM

          This operating credit may be review from time to time by the Bank and is repayable on demand.


     1.3  MODES OF FINANCING

          Subject to the terms and conditions provided herein, the Borrower may, within the amount available to it under the present credit, avail itself of one or the other of the following forms or a combination thereof:

          1.3.1 Floating Rate Advances in Canadian Dollars; and/or

          1.3.2 Floating Rate Advances in American Dollars; and/or

          1.3.3 Bankers' acceptances in Canadian Dollars; and/or

          1.3.4 Letters of guarantee or Letters of credit in Canadian Dollars or in any other currency acceptable to the Bank; and/or

          1.3.5 Libor Loans.


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    1.4  INTEREST RATE


          1.4.1 Floating Rate advances in Canadian Dollars:

          Floating Rate advances in Canadian dollars shall bear interest, until payment in full, at an annual interest rate equal to the Canadian Prime Rate of the Bank.

          1.4.2 Floating Rate advances in American Dollars:

          Floating Rate advances in American Dollars shall bear interest, until payment in full, at an annual interest rate equal to the American Prime Rate of the Bank.


          1.4.3 Payment of interest

          Interest on the Floating Rate advances shall be payable montly on the 26th day of each month (or any other day of the month that the Bank may choose) with interest at the same rate on any amount in arrears.



     1.5  ADVANCES AND REPAYMENT

          The Borrower may draw upon the amount made available to it by virtue of these presents, by satisfying the terms and conditions specified herein and subject to the execution of any document that may be requested by the Bank in order to give full effect to the provisions contained herein.

          Disbursement and repayment of the operating credit shall be made in multiples of 25 000,00$.

          The principal amount of the Floating Rate advances shall be payable on demand.

          The Borrower may repay all or part of its Floating Rate advances at any time during the credit, without penalty.

          The Bankers' acceptances and the Libor Loan shall be repaid only at maturity.

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     1.6  BANKER'S ACCEPTANCES

          The utilization of the present credit by way of Bankers' acceptances may be exercised by the Borrower at any time subject to the following conditions:


          -A prior written notice of two business days must be given to the Bank.


          -The drawing shall be for an aggregate minimum amount of 500 000,00$ Cndian dollars and in integral multiples of 100 000,00$ Cndian dollars for any sums in excess of such amount.


          -The Borrower may use 100% of the present credit by way of Bankers' acceptances, without exceeding the amount of credit then available.


          -The period choosen shall not be less than 3 days and shall not exceed 30 days, and the Borrower shall not be entitled to claim any day of grace for payment.


          -The Borrower shall pay stamping fees on the nominal face value of the Bankers' Acceptances, at the rate of 0,75% per annum (for the number of days included in the selected period); such fees shall be payable at the time of acceptance of such Bankers' Acceptances.


          -Subject to the terms and conditions herein, the Bank undertakes to remit to the Borrower, the nominal face value of the Bankers' Acceptance issued less the discount applicable thereto.


          -Without restricting the right of the Bank to ask on its demand the repayment of the credit, the Borrower may, by giving a prior written notice of two business days to the Bank before the maturity of any Bankers'


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          Acceptances, reissue in whole or in part, such Bankers' Acceptances, the whole in accordance with and subject to the provisions of this Offer.

          -Bankers' Acceptances shall constitute a utilization of the credit to the extent of their nominal face value and shall automatically, on the maturity date thereof, be deemed to have been converted to Floating Rate Advances and shall then bear interest at the interest rate hereinabove mentioned in paragraph 1.4.1, unless the Borrower repaid such Bankers' Acceptances or shall have given the necessary notice in order to reissue such Bankers' Acceptances.

          -Notwithstanding the foregoing, the acceptance by the Bank of Bankers' Acceptances is conditionnal to availability of funds on the money market.


          1.7  LETTERS OF GUARANTEE, LETTERS OF CREDIT

          Any request for the issuance of a Letter of guarantee or a Letter of credit, which request may be made at any time by the Borrower, shall be subject to the following conditions:


          1.7.1 WRITTEN NOTICE

          A prior written notice of two (2) business days must be given to the Bank.


          1.7.2 LIMITED AMOUNT

          The total amount of Letters of guarantee and Letters of credit must never exceed 5 000 000,00$ in Canadian dollars or its equivalent in any other currency acceptable to the Bank.


          1.7.3 MATURITY DATES

          Letters of guarantee shall mature on a date which shall not be less than 30 days and no more than 365 days; Letters of credit shall be payable at sight or shall mature on a date which shall not be more than 90 days; Letters of guarantee and Letters of credit shall constitute a utilization of the credit to the extent of their nominal face value and


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          shall automatically, when paid, become Floating Rate Advances and shall then bear interest at the interest rate hereinabove mentioned in paragraphs 1.4.1 or 1.4.2 as the case may be.

          1.7.4 COMMISSIONS


          1.7.4.1 LETTERS OF GUARANTEE

          For each letter of guarantee to be issued by the Bank, the borrower shall pay to the Bank a commission of 0,75% per annum, based on the amount of the Letter of guarantee and calculated as and from the date of issuance for the entire duration of such Letter; such commission being payable in advance at the date of issuance of the Letter of guarantee.


          1.7.4.2 LETTERS OF CREDIT

          The Borrower shall pay to the Bank at the date of issuance of any letter of credit a commission based on the usual scheduled fees of the Bank.


          1.7.5 DOCUMENTATION

          No Letter of guarantee shall be issued by the Bank unless the Borrower has executed and delivered the documents required in connection therewith, which documents shall be in accordance with the forms in use at the Bank.


          1.8  LIBOR LOAN

          Advances in U.S. dollars at Libor rate are subject to the following conditions:



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          1.8.1 WRITTEN NOTICE

          A prior written notice of three (3) business days must be given to the Bank.

          This notice, which will have to be substantially in the form attached hereto as Schedule "B", will indicate the amount that the Borrower intends to submit to the Libor Loans, the selected period of time and the date on which the Libor loan option will be applicable (hereinafter called "reference date"). Upon the Bank receiving this notice, the choice made by the Borrower in the notice shall be considered as final and irrevocable.


          1.8.2 AMOUNT AND MATURITY DATES

          The Libor loan shall be in minimum amounts of 500 000,00$ U.S. dollars and integral multiples of 100 000,00$ U.S. dollars above this amount, without exceeding the amount of credit then available.

          The Libor loan option shall be, at the borrower's choice, for periods of time of 1 month, 3 months or 6 months ("Libor period) subject to availability of the market.


          1.8.3 INTEREST RATE

          The amount which at any time and from time to time remains outstanding and upon which the Borrower has elected to repay as a Libor loan, shall bear interest, computed daily, on the daily balance of the said amount, from the reference date, at an annual rate equal to the Libor rate plus 0,75%. Such interest shall be payable at the maturity of each Libor period. However, when the Libor period exceeds 3 months, interest shall be payable quarterly beginning the first day of the quarter following the reference date.


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          1.8.4 ANNUAL EQUIVALENT

          The interest applicable to the Libor loan option are computed daily on a basis of a year of 360 days, consequently, the actual annual rate of interest applicable to the Libor loan shall be equal to:


          (Libor rate plus 0,75%) x 365 * = % per annum
                    360


          * In a leap-year, 365 is replaced by 366.


          1.8.5 AVAILABILITY

          Notwithstanding the foregoing, the acceptance by the Bank of each Libor loan request by the Borrower, is conditionnal to availability of U.S. dollars on the London Interbank Market.



          1.9  FINANCING CONDITIONS

          The aggregate total amount of advances made by virtue of this Operating Credit Facility, including Bankers' Acceptances, Letters of guarantee, Letters of credit and Libor Loans, shall not at any time exceed the value of 80% of the Borrower's net accounts receivable (excluding contra or inter-company accounts, accounts of doubtful quality and those aged 90 days or more).

          The value of the Borrower's net accounts receivable shall be established, from time to time, by the Bank, taking into account claims ranking prior to the security of the Bank. The Borrower shall furnish to the Bank, on the 20th day of each month, a detailed list of its accounts receivable according to age, and a detailed list of its accounts payable for the month ending on the last day of the preceding month.


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2.   CURRENCY AND PLACE OF PAYMENT

     All amounts due by the Borrower under this Offer shall be paid by the Borrower to the Bank at the branch of the Bank where the Borrower operates its bank account.

     The advances in U.S. dollars together with the interest, commissions and fees relating thereto, shall be repaid by the Borrower in U.S. dollars. The advances in Canadian dollars together with the interest, commissions and fees relating thereto shall be repaid by the Borrower in Canadian dollars.



3.   SECURITY

     The repayment of advances made hereunder, the payment of interest, fees and all other amounts payable thereunder and in virtue of the security documents, and the performance of all obligations present and future of the Borrower towards the Bank, as well as the obligations of the Bank under the Bankers' Acceptance, Letters of guarantee and Letters of credit, shall be secured by the following security to be granted to the Bank by the Borrower, which security shall be in accordance with the forms in use at the Bank:

          -a first ranking movable hypothec in the amount of 30 000 000,00$ on the universality of the accounts receivable of the Borrower, present and future;

          -a general assignment of all accounts receivable of the Borrower, to be registered in the province of Ontario and in all other provinces where the Borrower has a place of business;

          -a subordination agreement and a postponement of claims by Fritz Companies Inc. and Fritz Companies Canada Inc. in favour of the Bank for all sums due or to become due by the Borrower (which was approximately 7 154 000,00$ as of December 31, 1995).



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4.   REPRESENTATIONS AND WARRANTIES OF THE BORROWER


     The Borrower represents and warrants to the Bank that:


          4.1 It is a duly constituted, registered and organized company and is in good standing under the laws governing it, and it has the powers, permits and licences required to carry on its business and to own, operate and administer its property.

          4.2 There has been no material adverse change in its financial position since the date of its most recent financial statements dated December 31st, 1995, which have been provided to the Bank. These statements represent fairly, at the date they were drawn up, its financial position. The Borrower does not foresee incurring any significant liabilities which have not already been disclosed to the Bank.

          4.3 It is not a party to any litigation or legal proceedings which could have a material effect on its financial position or on its ability to carry on its business.

          4.4 It has good and marketable title to all its property free and clear of all prior claims, mortgages, hypothecs, pledges, liens or other similar encumbrances except for such security granted in favour of the Bank.

          4.5 It is not in default under the agreements to which it is a party nor under the legislation and regulations applicable to the conduct of its business including, without limitation, any environmental requirements.

          4.6 All taxes, assessments, deductions at source, income tax or annuities for which the payment thereof is guaranteed by prior claim and/or legal hypothec have been paid by the Borrower without subrogation or consolidation.

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5.   CONDITIONS PRECEDENT TO ANY RENEWAL OR DISBURSEMENT

     At the time of the renewal or disbursement of the credit facility, the Borrower shall, as applicable, provide, execute or perform the following to the satisfaction of the Bank and its legal advisers:

          5.1  REPRESENTATIONS AND WARRANTIES

               The representations and warranties contained in the Section entitled "REPRESENTATIONS AND WARRANTIES OF THE BORROWER" hereof shall continue to be true and exact and shall survive the execution of this or any subsequent agreements.


          5.2  DOCUMENTS REQUIRED

               The following documents shall be furnished to the Bank in form and substance satisfactory to it:

               -a duly certified copy of the corporate documents of the Borrower and certificates of good standing and conformity;

               -a duly certified copy of the borrowing by-law and resolution of the Board of Directors of the Borrower relating to its authority to execute these presents and to perform its obligations hereunder and in virtue of the security documents;

               -a certificate setting forth the functions and signatures of the individuals authorized to represent the Borrower;

               -a copy of the standard agreement or contract used by the Borrower with its clients;

               -the instruments or contracts creating the security contemplated in section 3 herein, duly executed and registered in all places where such registration and filing is necessary and duly signified or served, if necessary;

               -a written opinion, in form and substance acceptable to the Bank and its legal advisers, from the legal advisers of the Borrower regarding the status and the capacity to perform the obligations described in this Offer and in virtue of the security documents;

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               -a written opinion from the Bank's legal advisers regarding the registration, validity and rank of the security documents provided for in this Offer;

               -any other document that the Bank may reasonably request.

6.     OBLIGATIONS OF THE BORROWER


       6.1 POSITIVE COVENANTS

           Until payment in full of any amounts due under the terms of this Offer, the Borrower shall:

          6.1.1 carry on its business in a diligent and continuous manner;

          6.1.2 use the proceeds of the credit facility for the purposes provided for herein;

          6.1.3 keep and maintain books of account and other accounting records in accordance with generally accepted accounting principles and shall furnish to the Bank its consolidated and non-consolidated audited annual financial statements within 90 days of the end of its fiscal year, as well as its In-house consolidated and non-consolidated financial statements, on a monthly basis, within 20 days of the end of each month;

          6.1.4 maintain, at any time, on a cosolidated basis, a Working Capital Ratio greater than or equal to 1.00 : 1.00;

          6.1.5 at all times during normal business hours, and upon reasonable notice, give the Bank's representatives the right to inspect its establishments and provide access thereto, and further permit the Bank's representatives to examine its books of account and other records, and, if a default has occurred, take extracts therefrom and/or copies thereof;

          6.1.6 maintain, at all times, insurance coverage on its property against loss or damage caused by fire and any other risk;

          6.1.7 obtain and maintain in effect the permits and licenses required to carry on its business;

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          6.1.8 notify the Bank, without delay, of any event of default or any event which, following notice or the expiry of a delay, could constitue an event of default;


          6.1.9 punctuallypay all taxes, assessments, deductions at source, income tax or annuities for which the payment thereof is guaranteed by prior claim and/or legal hypothec, without subrogation or consolidation;

          6.1.10 provide the Bank with all informations and documents that the Bank may reasonably request.


          6.2   NEGATIVE COVENANTS

                The Borrower undertakes not to carry out the following transactions or operations without obtaining the prior written consent from the Bank:

          6.2.1 substantially change the nature of its operations or business;

          6.2.2 change the control or the shareholding of the Borrower, which is totally (100%) held by Fritz Companies Canada Inc.; or, merge with another company, dissolve or wind up the company, unless the Borrower stays within the control of the Fritz Family of Companies;

          6.2.3 declare or pay bonus to its officer, directors or shareholders and/or declare or pay dividends on its shares for an amount higher than its net earnings;

          6.2.4 purchase or redeem its shares or otherwise reduce its capital;

          6.2.5 grant a loan or an investment or provide financial assistance to any subsidiary, affiliated or associated company, or to any third party by way of a guarantee or otherwise other than in the ordinary course of business;

          6.2.6 grant loans to its officers, directors or shareholders other than in the ordinary course of business;

          6.2.7 give a security or a lien on its accounts receivables, save and except such security granted to the Bank.

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7.  DEFAULT



     7.1 EVENTS OF DEFAULT

         The occurence of one or more of the following events, shall constitute a default under these presents:

         7.1.1 if the Borrower fails to make a payment, on demand or when due, of principal and/or interest under the terms hereof;

         7.1.2 if the Borrower fails to make a payment, within ten (10) days when due, of fees, commissions or any other amount which may become due hereunder or under any of the security documents provided for herein; or

         7.1.3 if the Borrower fails to perform or otherwise breaches any obligation hereunder or pursuant to any of the security documents provided for herein, and if such default has not been remedied within fifteen (15) days following the date of notification thereof by the Bank; or

         7.1.4 if the Borrower becomes subject to the provisions of the Bankruptcy and Insolvency Act (Canada) or of any other bankruptcy, insolvency or winding up legislation; or, if for any reason the Borrower ceases to carry on its business or if an adverse material change occur in its financial situation; or

         7.1.5 if proceedings are instituted for the Borrower's dissolution, winding-up or suspension of its operations; or

         7.1.6 if the property of the Borrower or a substantial part thereof becomes subject to a hypothecary recourse or be subject to a taking of possession by a creditor or be seized or if a sequestrator is appointed; or

         7.1.7 if the Borrower is in default under the terms of any other contracts, agreements or writings with the Bank or any other financial institution, in an aggregate amount of at least THREE MILLION DOLLARS (3 000 000,00$); or

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         7.1.8 if any representation or warranty made by the Borrower herein or in any document or certificate furnished to the Bank in connection herewith proves to be materially incorrect or erroneous in an important manner.


          7.2  REMEDIES BY THE BANK IN THE EVENT OF DEFAULT

               Without restricting the right of the Bank under these presents or under the security documents, upon the occurrence of any event of default, the Bank may:

               -declare the principal, the interest and any other amounts owing to the Bank immediately due and payable and require immediate payment of the amount of any Letter of credit or Letter of guarantee then outstanding and of the nominal face value of the Bankers' Acceptances (even if the bearer of such Letter of guarantee, Letter of credit or Bankers' Acceptances has not requested the payment in full or in part or has requested only partial payment thereof from the Bank);

               -terminate the Borrower's right to use the credit facility or any form of utilization of same;

               -exerciseall its rights and recourses available under the law, under these presents or under the security documents.

               All amounts paid by the Bank for costs and expenses incurred for the recovery of the sums due to the Bank by the Borrower or in connection with the realization of the security, shall bear interest at the Canadian or American Prime Rate of the Bank, as the case may be, plus 2% per annum, until complete and full payment of such amounts.

               In the case of an event of default and the enforcement of the security, all sums of money received in connection with the credit facility, including pursuant to a payment made by the Borrower hereunder, or to the realization of the security, shall be applied, at the Bank's discretion, to any of the indebtedness of the Borrower.


          7.3  RELATIONS BETWEEN THE BANK AND THE BORROWER

               The Bank may grant delays, accept or waive security, accept arrangements,


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               grant releases and discharges and transact with the Borrower as it shall deem acceptable without in any way limiting the responsibility of the Borrower or infringing on the rights of the Bank under the security provided for hereunder, unless otherwise specified in writing by the Bank and the Borrower.

               The omission on the part of the Bank to notify the Borrower of any event of default hereunder or to avail itself of any of its rights hereunder shall not be construed as a waiver of such event of default or right.

               The acceptance by the Bank following any default by the Borrower of any sum owing to it or the exercise by it of any right or recourse shall not preclude it from exercising any other right or recourse, all its rights and recourses being cumulative and not alternative, and in addition to and not in substitution for any other rights or remedies by the Bank, whether pursuant to any agreement or otherwise provided by law.


8.     MISCELLANEOUS PROVISIONS


          8.1  DEFINITIONS

               For the purposes hereof, the following words and expressions shall have the following meaning:

               "ADVANCE" OR "ADVANCES": means a utilization in Canadian or American dollars made by the Borrower of the credit facility hereunder, other than by way of Letters of guarantee, Letters of Credit, Bankers' Acceptances or Libor loans.

               "AMERICAN DOLLARS" OR "U.S. DOLLARS" OR "U.S.": means lawful money of the United States of America.

               "AMERICAN PRIME RATE": means the annual variable rate of interest announced from time to time by the Bank and used to determine the interest rates on American Dollars Commercial Loans granted by the Bank in Canada.

               "BANKERS' ACCEPTANCE(S)": means any bill of exchange in Canadian dollars drawn by the Borrower on the form provided by the Bank and accepted by it, pursuant to section 1.6.

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               "BUSINESS DAY": means any day, other than a Saturday, Sunday or any other day which is a legal holiday, on which the offices of the Bank are open for business in the Province of Quebec. When this expression is used in a Libor loan it means any day on which the Bank can make transactions in U.S. dollars on the London Interbank Market.

               "CANADIAN DOLLARS" OR "CNDIAN DOLLARS" OR "CNDIAN$" OR "$": means lawful money of Canada.

               "CANADIAN PRIME RATE": means the annual variable rate of interest announced from time to time by the Bank and used to determine the interest rates on Canadian Dollars commercial loans granted by the Bank in Canada.

               "CREDIT" OR "OPERATING CREDIT" OR "OPERATING CREDIT FACILITY" OR "CREDIT FACILITY" OR "INDEBTEDNESS": means the aggregate amount of principal, interest and accessoires due by the Borrower hereunder.

               "EQUIVALENT": means the amount stated in the currency to which may be converted the amount stated in another currency at the rate of exchange at which the Bank, in accordance with standard banking practice, would purchase at a cash price at noon (Montreal time) the required currency paying with the currency to be converted, on the Canadian Money Market or the Canadian Foreign Exchange Market, as the case may be, on the business day when conversion is made.

               "FLOATING RATE ADVANCES": means floating rate advances in Canadian dollars or floating rate advances in American dollars or a combination thereof, as the case may be.

               "LIBOR LOAN": means, as at any time, that portion of the credit facility with respect to which the Borrower has elected to pay interest at the Libor rate and "LIBOR LOANS" means the aggregate of the Libor Loans.

               "LIBOR RATE": means the average, rounded upwards, if necessary, to the nearest whole multiple of 1/16% of the annual rates of interest, at which the Bank, in accordance with its normal practice, would be prepared to offer to leading banks in the London Interbank Market for a period equal to the period selected by the Borrower and for deposits in U.S. dollars of comparable amounts to such amount selected by the Borrower, at or about 10:00 A.M., Montreal time, two (2) business days prior to a draw-down date for an advance in U.S. dollars.

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               "WORKING CAPITAL RATIO": means the ratio between total current assets and total current liabilities.




          8.2  ACCOUNTING TERMS

               Unless another definition is provided hereunder, each accounting term used in this Offer shall have the meaning ascribed to it in accordance with accounting principles generally accepted by the Canadian Institute of Chartered Accountants.

          8.3  CALCULATION OF INTEREST AND ARREARS


               8.3.1 Unless otherwise provided for herein, interest on any amount due hereunder shall be calculated daily and not in advance on the basis of a 365-day year (except for the Libor Loans where the interest is calculated on the basis of a 360-days year).

               8.3.2 For the purposes of the Interest Act (Canada) in the case of a leap year, the annual interest rate corresponding to the interest calculated on the basis of a 365-day year is equal to the interest rate thus calculated multiplied by 366 and divided by 365.

               8.3.3 Any amount of principal, interest, commission, discount or of any other nature remaining unpaid at maturity, shall bear interest at the rate provided for herein, being understood that the said interest rate on arrears shall not exceed the maximum rate provided by law.

               8.3.4 Interest on arrears shall be compounded monthly and payable on demand.

               8.3.5 The determination made by the Bank concerning the interest rate shall be final and shall bind the Borrower unless there is a manifest error.


          8.4  RECORDS

               The Bank shall keep records evidencing the transactions effected under this credit facility. Such records shall be presumed to reflect these transactions and the debt due to the Bank.



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          8.5  LEGAL COUNSEL CHOSEN BY THE BANK

               The Bank reserves its right to choose its legal counsel for the purposes hereof. All reasonable and documented legal fees and disbursements concerning the preparation, execution and registration where required, of this offer, and the security documents, including other ancillary or accessory documentation, shall be paid by the Borrower. However, under no circumstances shall the Borrower pay for fees, an amount exceeding 15 000,00$.


          8.6  NON-BUSINESS DAYS

               Should any payment of capital or interest hereunder become due on a day which is not a Business Day, the due date thereof shall be extended to the immediately following Business Day.


          8.7  FINAL AGREEMENT AND INTERPRETATION

               As soon as this Offer is signed by the Borrower, it shall constitute the final agreement between the parties hereto with the exception of any further written modification agreed by the parties and replaces and supersedes any prior agreements verbal or written between the parties related to the credit facility described herein.

               Notwithstanding the foregoing, this Offer does not create novation and does not constitute any derogation to the rights, privileges and remedies of the Bank under the terms of any agreements, promissory notes and/or any instruments or contracts regarding the credit facility or the security contemplated herein and executed by the Borrower prior to the date of this Offer. The Borrower represents and warrants that the rights, privileges and remedies of the Bank under these agreements, promissory notes and security documents have not been modified and cover the Borrower's obligations contemplated herein, the whole without novation.

          8.8  OTHERS DOCUMENTS

               The Borrower shall do all things and sign all documents which may be deemed necessary or appropriate by the Bank for the purposes of giving full effect to the terms, conditions, undertakings and security provided herein.

          8.9  ADDITIONAL CHARGES

               The Borrower undertakes to pay to the Bank the following charges, as determined by the Bank:


               8.9.1 in the event that the cost for the Bank of the credit were to increase as a result of a law, regulation or administrative guideline or decision (including, without limitation, as a result of the application of reserves, taxes or requirements regarding the capital adequacy of the
                     Bank), the Borrower shall pay such additional cost on demand; and


               8.9.2 the Borrower shall pay all taxes and additional fees that could result from the application of the goods and Services Tax (Canada) and of any applicable provincial taxes of a similar nature.


          8.10 INVALIDITY OF ANY PROVISIONS HEREUNDER

               Any provision of this Offer which is or becomes prohibited or unenforceable in any jurisdiction, shall not invalidate, affect or impair the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.


          8.11 AMENDMENTS

               No amendment, modification, renewal or waiver of any provision of this Offer shall in any event be effective unless it is expressly set out in writing and signed by the Bank and the Borrower.

          8.12 COUNTERPARTS

               This offer may be executed in any number of counterparts, each of which so executed shall be deemed an original, and all such counterparts taken together shall be deemed to constitute one and the same instrument.


          8.13 MATERIAL CHANGE

               If a material change occurs in the nature of the risk inherent in the credit described herein, the Bank reserves the right to cancel the said credit at its sole discretion and to demand repayment of any sum already advanced in respect thereof.

               Material change means a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.


9.     REVIEW

       Notwithstanding any provisions to the contrary, the terms and conditions provided for herein are subject to review by the Bank on September 30, 1997.

10.    NO ASSIGNMENT BY THE BORROWER

       The Borrower shall not transfer or assign its rights hereunder or the amounts to be received by it hereunder.




11.    ACCESS TO INFORMATION

       The Borrower hereby authorizes any personal information agent, financial institution, creditor, tax authority, employer or any other person, including any public body, holding information concerning the Borrower or its property including any financial information or with respect to any undertaking or surety given by the Borrower in favour of third parties, to supply such information to the Bank for the purposes of verifying information provided to the Bank or that will be provided by the Borrower and to ensure its solvency.

12.    NOTICES

       Any notice or demand to or upon the respective parties hereto shall be in writing and shall be validly communicated by the delivery thereof to its addressee, by hand delivery, certified mail, postage prepaid, or by telecopying the same, to the addressee hereinafter mentioned, or at such other address as any of the parties hereto may hereafter notify the other in writing:


       NATIONAL BANK OF CANADA
       North American Corporate Banking
       Eastern Division
       600, de la Gauchetiere west
       Montreal (Quebec)
       H3B 4L2
       Telecopier:  (514) 394-6073

       At the attention of:  Tony Loffreda, Manager

       STARBER FRITZ INC.
       410, St-Nicolas Street
                      3rd floor
                      Montreal (Quebec)
                      H2Y 2P5
                      Telecopier: (514)  845-1581

       At the attention of: Richard Gervais, Vice-President with a copy to: GENERAL COUNSEL
                      FRITZ COMPANIES INC.
       706 Mission Street
       San Francisco, California, U.S.A.


       Any such notice or demand sent as aforesaid shall be deemed to have been received by the party to whom it is addressed upon delivery, if delivered, and on the actual receipt thereof, if sent by certified mail, and when transmitted, if sent by telecopier; provided, however, that in the event normal mail service or telecopier service shall be interrupted by strike, force majeure or other cause, then the party sending the notice or demand shall use anyone of the said services which has not been so interrupted or, failing the availability of any such service, any other mode of communication which shall ensure prompt receipt of such notice or demand by the other party.

13.    GOVERNING LAW

       This Offer shall be construed and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable herein.


14.    LANGUAGE (QUEBEC)

       The parties declare that they have requested and do hereby confirm their request that the present Offer and the ancillary documents related thereto be in English; les parties declarent qu'elles ont exiges et par la presente confirment leur demande que la presente offre ainsi que les documents connexes soient rediges en anglais.

ACCEPTANCE

We declare to have taken cognizance of this Offer and hereby accept all of its terms and conditions and obligations.


Signed on    Friday                        , this   19       day of July, 1996.
          -----------------------------------       ----------


          STARBER FRITZ INC.



PER:     Richard Gervais
    --------------------
         Richard Gervais
         Vice-President


                                  INTERVENTION

We, the undersigned, hereby declare to have taken cognizance of the present Offer and undertake to fulfil the obligations and conditions set out in section
3. of this Offer and to execute any document which may be submitted to us by the Bank in order to give full effect to our commitments.

Signed on   Friday               , this    19         day of July 1996.
          -----------------------       -------------


       FRITZ COMPANIES INC.                       FRITZ COMPANIES CANADA INC.


PER:   John H. Johung                         PER:   John H. Johung
     ------------------------------                  --------------
       John H. Jouung                                John H. Johung
       Executive Vice President                      Director
       & Chief Financial Officer